U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) April 22, 1998

Commission File Number 33-67254




                         COMMERCIAL BANKSHARES, INC.
            (Exact name of Registrant as specified in its charter)




           FLORIDA                                      65-0050176
(State or other jurisdiction of                       (IRS  Employer
 incorporation or organization)                       Identification No.)



               1550 S.W. 57th Avenue, Miami, Florida    33144
(Address of principal executive offices)            (Zip Code)


                            (305) 267-1200
          (Registrant's Telephone Number, including area code)





CLASS                                           OUTSTANDING AT APRIL 22, 1998

COMMON STOCK, $.08 PAR VALUE                    3,531,915 SHARES

                              REPORT INFORMATION

Item 5.  Other events

Commercial Bankshares, Inc. (the Company), has adopted a stock repurchase plan whereby up to $4 million can be used to buy shares of Commercial Bankshares, Inc., common stock in open market and negotiated transactions during the next 24 months. This represents approximately 9.4% of the Company's $42.7 million in shareholders' equity as of March 31, 1998.




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Commercial Bankshares, Inc.
     (Registrant)




  /s/ Barbara E. Reed
Senior Vice President &
       Treasurer



Date:   April 23, 1998